SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 22, 2007

SALIX PHARMACEUTICALS, LTD.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-23265	94-3267443
(Commission File Number)	(IRS Employer ID Number)

1700 Perimeter Park Drive, Morrisville, North Carolina 27560

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (919) 862-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreements.

On February 22, 2007, Salix Pharmaceuticals, Ltd. ("Salix"), entered into a Master Purchase and Sale and License Agreement with Merck & Co., Inc. ("Merck"), whereby Salix purchased the U.S. prescription pharmaceutical product rights to PEPCID® Oral Suspension and DIURIL® Oral Suspension from Merck. The Master Purchase and Sale and License Agreement will be filed as an exhibit to our quarterly report on Form 10-Q for the period ended March 31, 2007.

Pursuant to the Master Purchase and Sale and License Agreement, Salix paid Merck $55,000,000 at the closing of the transaction. In addition, Salix will make additional payments to Merck up to an aggregate of $6,000,000 upon the achievement of certain annual gross sales targets for the acquired PEPCID® Oral Suspension and DIURIL® Oral Suspension products during any of the five calendar years beginning in 2007 and ending in 2011.

In return for these payments, Salix obtained (1) all rights to the U.S. regulatory approvals and related data, open purchase orders, inventory and customer lists related to the acquired oral suspension products, (2) an exclusive license to the PEPCID® and DIURIL® trademarks for the use of prescription sale of the acquired oral suspension products in the U.S., and (3) an exclusive license to certain know-how related to the manufacture of the acquired oral suspension products in the U.S. Merck also agreed to manufacture and supply the acquired oral suspension products to Salix through December 31, 2008. In the event that Salix is acquired by another party or if Salix sells all or substantially all of the rights to the acquired oral suspension products, and Merck determines in its reasonable judgment that such transaction will result in material harm to the PEPCID® name or the licensed trademark, Merck shall have the right to terminate one or more of the above licenses and the supply obligation.

In the event that a prescription or over-the-counter product with the same active ingredient and strength as Pepcid® Oral Suspension is first sold by any party other than Salix prior to December 31, 2008, Merck shall pay Salix up to $15,000,000 depending on the date of such first sale.

On February 22, 2007, Salix also entered into a Credit Agreement (the “Credit Facility”) with the lenders from time to time parties to the Credit Agreement (the “Lenders”), Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, Wachovia Bank, National Association, as Syndication Agent, and RBC Centura Bank, as Documentation Agent. Salix borrowed $15 million under the Credit Facility at closing.

The description of the Credit Facility provided below is qualified in its entirety by reference to the full and complete terms contained in the Credit Facility, which is filed as Exhibit 10.57 to this report and is incorporated herein by reference.

The Credit Facility is a $100 million revolving credit facility that matures on February 22, 2012. The Credit Facility includes a $5 million swing line commitment and may be fully utilized for the issuance of letters of credit.

Amounts outstanding under the Credit Facility are guarantied by our subsidiaries pursuant to a Subsidiary Guaranty. Virtually all of our assets and those of our subsidiaries, including our ownership interest in the equity securities of our subsidiaries, secure our obligations under the Credit Facility.

The Credit Facility bears interest at a rate per annum equal to, at our option, either (a) a base rate equal to the higher of (i) the Federal Funds Rate plus  1/2 of 1% and (ii) the Bank of America prime rate, or (b) a Eurodollar rate (based on LIBOR), plus, in each case, a percentage rate that fluctuates, based on the ratio of our funded debt to EBITDA (income before income taxes plus interest expense and depreciation and amortization), from 0.00% to 0.75% for base rate borrowings and 1.00% to 1.75% for Eurodollar rate borrowings.

The Credit Facility contains various representations, warranties and affirmative, negative and financial covenants customary for financings of this type. The affirmative covenants include requirements for Salix to deliver financial statements and other financial information; provide notification to the lenders of events of default, litigation, changes in accounting policies and other adverse changes; pay and perform its obligations; maintain its and its subsidiaries’ corporate existence; maintain its property and insurance; comply with laws and material contracts; as well as other requirements. The negative covenants include limitations on the creation of liens; investments and acquisitions; indebtedness; mergers; sales of assets and dispositions of property; dividends and distributions; changes in the nature of the business of Salix and its subsidiaries; transactions with affiliates; use of the proceeds of loans; accounting changes; prepayments of indebtedness; and other matters. The financial covenants include a leverage test and a fixed charge test.

The Credit Facility also has customary defaults, including nonpayment of principal, interest or fees; failure to perform or observe certain specified covenants when due; failure of any subsidiary to perform or observe any term, covenant or agreement contained in the Subsidiary Guaranty; failure to perform or observe any other covenants or agreements contained in any of the loan documents within 30 days after such covenants or agreements are due; material misrepresentations; cross-defaults on other indebtedness greater than $5 million; bankruptcy or insolvency; unstayed judgments greater than $5 million or non-monetary final judgments that could have a material adverse effect individually or in the aggregate; invalidity of the loan documents; loss of any material license, permit or franchise of Salix or any of its subsidiaries; a change of control; and other matters. In an event of default under the Credit Facility, the obligations of the lenders to make loans or issue letters of credit terminate and the amounts outstanding, including all accrued interest and unpaid fees, become immediately due and payable.

The Credit Facility may be used for working capital, capital expenditures, permitted acquisitions (including the PEPCID acquisition) and other general corporate purposes.

The Credit Facility may be used to support commercial paper obligations. The lenders and agents under the Credit Facility and their affiliates have in the past provided, and may in the future provide, investment banking, underwriting, lending, commercial banking, cash management services, interest rate swaps and other advisory services to Salix. These parties have received, and may in the future receive, customary compensation from Salix for such services.

A copy of the press release announcing the execution of the Master Purchase and Sale and License Agreement and Credit Agreement is attached to this report as Exhibit 99.1.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

As described in Item 1.01 above, on February 22, 2007, Salix entered into a Credit Agreement for a $100 million Credit Facility. The Credit Agreement is attached hereto as Exhibit 10.57. The description of the Credit Agreement in Item 1.01 is hereby incorporated into this Item 2.03 by reference.

Item 8.01. Other Events.

On February 27, 2007, Salix issued a press release announcing that it is partnering with Walgreens and the Colon Cancer Alliance to launch a national colorectal screening education campaign during March 2007. A copy of the press release is attached to this report as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.57	$100,000,000 Credit Facility by and among Salix Pharmaceuticals, Ltd., Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, Wachovia Bank, National Association, as Syndication Agent, RBC Centura Bank, as Documentation Agent, and The Other Lenders Party Hereto Banc of America Securities LLC, as Sole Lead Arranger and Sole Book Manager, dated February 22, 2007.

99.1	Press release issued February 28, 2007.

99.2	Press release issued February 27, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

SALIX PHARMACEUTICALS, LTD.

/s/ Adam C. Derbyshire
Adam C. Derbyshire Senior Vice President and Chief Financial Officer

Date: February 28, 2007

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